UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

CQENS Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 17, 2021, CQENS Technologies Inc. (the “Company”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with Firebird Manufacturing, LLC (“Firebird”). Under the terms of the Joint Venture Agreement the parties have agreed to organize, negotiate and establish a limited liability company joint venture entity (the “Joint Venture Entity”) for the purposes of developing, manufacturing and distributing Heat- not-Burn (“HnB”) hemp/CBD products in the United States for an initial term of four years, subject to an automatic renewal for successive one-year terms provided certain conditions are met.. The Joint Venture Entity will be owned equally by the Company and Firebird. The Company will license its intellectual property to the Joint Venture Entity, receiving a 10% royalty on direct consumable sales and will be responsible for designing and coordinating the manufacture of an HnB device exclusively conformed to heat but not combust hemp/CBD. Firebird will be responsible for manufacturing the hemp/CBD consumable and distributing both the device and consumables to the retail locations where the product can be lawfully sold.

Pursuant to the Joint Venture Agreement, the Company and Firebird will each receive on a monthly basis a distribution out of the Joint Venture profits, if any, equal to 30% after payment of expenses. The remaining profits, if any, will be distributed annually. The JV Agreement also provides that the parties will be prohibited from marketing a competing product for two years following the termination of the Joint Venture Entity, subject to penalty in the amount of $5 million. The Joint Venture Agreement also sets forth in general terms the respective contributions of the parties, including equipment, manufacturing facilities, intellectual property and expertise. Under the terms of the Joint Venture Agreement, there will be five managers of the Joint Venture Entity, three of whom will be designated by the Company and two of whom will be designated by Firebird. In the event the parties formalize and enter into a Joint Venture Entity Operating Agreement, Jay Barker, an affiliate of Firebird, may be appointed to the Company’s board of directors. The Joint Venture Agreement contains customary representations and warranties. The parties have also agreed to indemnify each other and the JV against any losses arising from a breach by the other of certain representations and warranties.

The execution of the Joint Venture Entity Operating Agreement is subject to formalizing the definitive Joint Venture Operating Agreement and the execution of additional agreements, including a license agreement for the use of intellectual property, certain product development agreements, supply agreements and such other agreements as may be necessary to further the purpose of the Joint Venture Agreement. There are no assurances that the parties will complete and formalize such agreements.

The foregoing terms and conditions of the Joint Venture Agreement are qualified in their entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Joint Venture Agreement made as of the 17th day of August 2021 by and among Firebrand Manufacturing, LLC and CQENS Technologies, Inc.				Filed

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS Technologies Inc.

Date: August 23, 2021	By:	/s/ William P. Bartkowski
William P. Bartkowski, President

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